UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2005

REMEC, INC.

(Exact name of registrant as specified in its charter)

1-16541

(Commission File Number)

California	95-3814301
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3790 Via de la Valle, San Diego, CA 92014

(Address of principal executive offices, with zip code)

(858) 842-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On July 5, 2005, REMEC, Inc. (“REMEC”) filed a Form 8-K to report (1) its entry into an Asset Purchase Agreement (the “EMS Agreement”) with Veritek Manufacturing Services, LLC, a Delaware limited liability company, (“Veritek”) and Samjor Family Limited Partnership, a Nevada limited partnership, whereby REMEC agreed to sell to Veritek substantially all of the assets and certain liabilities of its electronics manufacturing services business unit (“EMS,” and the sale of EMS pursuant to the EMS Agreement, the “EMS Transaction”) and (2) the simultaneous closing of the EMS Transaction. In response to Part (b) of Item 9.01 of such Form 8-K, REMEC stated that it would file the required pro forma financial information by amendment within four business days after July 1, 2005. This amended Form 8-K is being filed to provide such information.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

Sale of REMEC Defense & Space; Reclassification; Redemption; Sale of EMS

On May 20, 2005, REMEC completed the sale of its wholly owned subsidiary, REMEC Defense & Space, Inc. (“REMEC Defense & Space”), to Chelton Microwave Corporation (“Chelton Microwave”) for $260,000,000 in cash, subject to certain post-closing adjustments and the assumption of certain liabilities by Chelton Microwave. The sale of REMEC Defense & Space was made pursuant to an Agreement and Plan of Merger, dated December 20, 2004, by and among REMEC, REMEC Defense & Space, Chelton Microwave and Chelton RDS Acquisition Corp., a wholly owned subsidiary of Chelton Microwave. Prior to this transaction, no material relationship existed between REMEC and Chelton Microwave, or their respective affiliates, directors or officers, or any associates of their directors or officers.

REMEC also completed a reclassification of its common stock (the “Reclassification”) on May 20, 2005 by filing a Certificate of Amendment to its Restated Articles of Incorporation with the Secretary of State of the State of California. In the Reclassification, each share of common stock outstanding at the close of trading on the Nasdaq National Market on May 20, 2005 was converted into 0.446 of a share of common stock and one share of redemption stock. Immediately following the Reclassification, the redemption stock was converted into a right to receive $2.80 per share (the “Redemption”).

The closing of the sale of REMEC Defense & Space, the Reclassification, and the Redemption were announced by REMEC pursuant to a press release issued by REMEC on May 20, 2005 and attached as an exhibit to REMEC’s Form 8-K filed on May 23, 2005, which, together with REMEC’s Form 8-K/A filed on May 26, 2005, are incorporated by reference herein in their entirety.

The following unaudited pro forma condensed consolidated financial statements give effect to the following transactions which occurred subsequent to REMEC’s quarter end, April

29, 2005: (i) the sale of REMEC Defense & Space to Chelton Microwave in exchange for $253 million in cash, after certain post-closing adjustments and the assumption of certain liabilities, together with the completion of the Reclassification and the Redemption and (ii) the EMS Transaction.

The unaudited pro forma condensed consolidated balance sheet as of April 29, 2005 gives effect to the sale of REMEC Defense & Space, the Reclassification, the Redemption (at an aggregate redemption amount of $177 million) and the completion of the EMS Transaction as if they occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the quarter ended April 29, 2005 and the fiscal year ended January 31, 2005 give effect to the sale of REMEC Defense & Space, the Reclassification, the Redemption (at an aggregate redemption amount of $177 million) and the completion of the EMS Transaction as if they occurred at the beginning of the periods presented.

The pro forma adjustments presented below reflect the removal from REMEC’s consolidated balance sheet of certain assets and liabilities of REMEC Defense & Space and EMS together with the elimination of the revenues and direct costs of REMEC Defense & Space and EMS subject to the transactions. The pro forma adjustments also reflect the effect on weighted average shares of common stock outstanding as a result of the Reclassification. The pro forma adjustments do not include the future contingent additional payments to which REMEC may be entitled from the buyers in the EMS Transaction at the end of each calendar quarter through December 31, 2006, based on an amount equal to 10% of the excess amount, if any, by which the average quarterly gross sales placed by certain parties with EMS exceed $7,500,000; with such additional amount not to exceed $4,000,000.

The pro forma adjustments are based on preliminary estimates, currently available information and certain assumptions that REMEC’s management believes are reasonable. The unaudited pro forma financial information presented in this Form 8-K/A is being presented for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that REMEC would have obtained had REMEC completed the proposed sale of REMEC Defense & Space and the EMS Transaction as of the dates assumed, or of REMEC’s future results.

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(In thousands)

	Pro Forma Adjustments As of April 29, 2005
	Company Historical	Sale of Defense & Space (a)	As Adjusted	Sale of EMS Assets (b)	Company Pro Forma
Assets
Current assets:
Cash and cash equivalents	$35,281	$77,697	$112,978	$18,077	$131,055
Short-term investments	2,564	—	2,564	—	2,564
Accounts receivable, net	68,510	(13,747)	54,763	(5,533)	49,230
Notes and other receivables	13,704	—	13,704	—	13,704
Inventories, net	64,998	(9,722)	55,276	(6,800)	48,476
Other current assets	4,835	(177)	4,658	(33)	4,625

Total current assets	189,892	54,051	243,943	5,711	249,654

Property, plant and equipment, net	69,473	(14,650)	54,823	(2,092)	52,731
Goodwill, net	3,018	(3,018)	—	—	—
Intangible assets, net	2,400	—	2,400	—	2,400
Other assets	1,128	—	1,128	(25)	1,103

	$265,911	$36,383	$302,294	$3,594	$305,888

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$48,580	$(9,604)	$38,976	$(4,923)	$34,053
Accrued expenses and other current liabilities	52,328	21,555	73,883	3,519	77,402

Total current liabilities	100,908	11,951	112,859	(1,404)	111,455

Deferred income taxes and other long-term liabilities	2,658	(879)	1,779	(15)	1,764

Shareholders’ equity	162,345	25,311	187,656	5,013	192,669

	$265,911	$36,383	$302,294	$3,594	$305,888

See accompanying notes to unaudited pro forma condensed consolidated financial information

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share)

	For Three Months Ended April 29, 2005
	Company Historical	Sale of Defense & Space (c)	As Adjusted	Sale of EMS Assets (d)	Company Pro Forma
Net sales	$112,106	$(27,494)	$84,612	$(14,124)	$70,488
Cost of sales	91,168	(19,314)	71,854	(11,642)	60,212

Gross profit	20,938	(8,180)	12,758	(2,482)	10,276
Operating expenses:
Selling, general and administrative	14,587	(3,177)	11,410	(1,310)	10,100
Research and development	8,908	(17)	8,891	—	8,891

Total operating expenses	23,495	(3,194)	20,301	(1,310)	18,991

Loss from continuing operations	(2,557)	(4,986)	(7,543)	(1,172)	(8,715)
Interest income and other, net	(745)	(134)	(879)	—	(879)

Loss from continuing operations before income taxes	(3,302)	(5,120)	(8,422)	(1,172)	(9,594)
Provision (credit) for income taxes	(18)	—	(18)	—	(18)

Net loss from continuing operations	(3,284)	(5,120)	(8,404)	(1,172)	(9,576)
Income from discontinued operations, net of tax	18	—	18	—	18

Net loss before effect of sale of Defense & Space and EMS Assets (e) (f)	$(3,266)	$(5,120)	$(8,386)	$(1,172)	$(9,558)

Net loss per common share:
Loss from continuing operations	$(0.12)		$(0.30)		$(0.34)
Loss from discontinued operations	—		—		—

Basic and diluted	$(0.12)		$(0.30)		$(0.34)

Shares used in computing net loss per common share*:
Basic and diluted	27,892		27,892		27,892

*	Basic weighted average shares are adjusted and reflect the effect of a 0.446 to 1 exchange resulting from the May 20, 2005 reclassification and redemption.

See accompanying notes to unaudited pro forma condensed consolidated financial information

REMEC, INC.

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(In thousands, except per share data)

	Fiscal Year Ended January 31, 2005
	Company Historical	Sale of Defense & Space (c)	As Adjusted	Sale of EMS Assets (d)	Company Pro Forma
Net sales	$423,911	$(99,553)	$324,358	$(53,760)	$270,598
Cost of sales	358,501	(71,746)	286,755	(44,581)	242,174

Gross profit	65,410	(27,807)	37,603	(9,179)	28,424
Operating expenses:
Selling, general and administrative	53,491	(11,043)	42,448	(5,025)	37,423
Research and development	40,578	(458)	40,120	—	40,120
Impairment of goodwill	62,400	—	62,400	—	62,400
Restructuring (reversals)	(888)	—	(888)	—	(888)

Total operating expenses	155,581	(11,501)	144,080	(5,025)	139,055

Loss from continuing operations	(90,171)	(16,306)	(106,477)	(4,154)	(110,631)
Interest income and other, net	(93)	(146)	(239)	—	(239)

Loss from continuing operations before income taxes	(90,264)	(16,452)	(106,716)	(4,154)	(110,870)
Provision (credit) for income taxes	(62)	—	(62)	—	(62)

Net loss from continuing operations	(90,202)	(16,452)	(106,654)	(4,154)	(110,808)
Loss from discontinued operations, net of tax	(579)	145	(434)	—	(434)

Net loss before effect of sale of Defense & Space and EMS Assets (e) (f)	$(90,781)	$(16,307)	$(107,088)	$(4,154)	$(111,242)

Net loss per common share:
Loss from continuing operations	$(3.26)		$(3.85)		$(4.00)
Loss from discontinued operations	(0.02)		(0.02)		(0.02)

Basic and diluted	$(3.28)		$(3.87)		$(4.02)

Shares used in computing net loss per common share*:
Basic and diluted	27,683		27,683		27,683

*	Basic weighted average shares are adjusted and reflect the effect of a 0.446 to 1 exchange resulting from the May 20, 2005 reclassification and redemption.

See accompanying notes to unaudited pro forma condensed consolidated financial information

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information of REMEC, Inc.

Note 1. Basis of Presentation. On May 20, 2005, REMEC sold REMEC Defense & Space to Chelton Microwave and Chelton RDS Acquisition Corp. pursuant to a merger agreement, for $253 million in cash after the post-closing adjustment for the change in intercompany accounts between October 29, 2004 and May 20, 2005, plus other liabilities being assumed of $841,000. In connection with the sale, certain assets and liabilities related to REMEC Defense & Space were removed from REMEC’s consolidated balance sheet.

Prior to the completion of the sale of REMEC Defense & Space, REMEC amended its existing Restated Articles of Incorporation through a Certificate of Amendment, pursuant to which each outstanding share of REMEC’s common stock was converted into 0.446 of a share of common stock and one (1) share of redemption stock. Immediately following the Reclassification, each share of redemption stock was converted into a right to receive $2.80 per share.

On July 1, 2005, REMEC announced the sale of EMS to Veritek and Samjor Family Limited Partnership for approximately $19 million in cash, subject to certain post closing adjustments. In connection with the sale, certain assets and liabilities related to EMS will be removed from REMEC’s consolidated balance sheet.

The unaudited pro forma condensed consolidated balance sheet as of April 29, 2005 gives effect to (i) the Reclassification, the sale of REMEC Defense & Space (net of related costs) and the payment of an aggregate redemption amount of $177 million as part of the Redemption, and (ii) the completion of the EMS Transaction, as if these transactions had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the quarter ended April 29, 2005 and the fiscal year ended January 31, 2005 give effect to the completion of the EMS Transaction and the sale of REMEC Defense & Space, together with the Reclassification and the Redemption as if they occurred at the beginning of the periods presented.

Note 2. Pro Forma Adjustments. Adjustments to present the unaudited pro forma condensed consolidated financial statements are set forth below. The pro forma adjustments only give effect to amounts that are directly attributable to the sale of REMEC Defense & Space and the EMS Transaction:

a.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from REMEC’s balance sheet of the assets purchased by Chelton Microwave under the terms of the D&S Agreement and certain liabilities relating to REMEC Defense & Space, (ii) the cash received as a result of the sale of REMEC Defense & Space (reduced by $7 million for the change in the intercompany accounts between REMEC and REMEC Defense & Space and the payment of $4.7 million in transaction expenses), (iii) the accrual of $27.8 million of additional transaction and other certain liabilities arising as a result of the sale of REMEC Defense & Space (primarily for income taxes and employee costs including compensation expense associated with equity instruments which vested as a result of the sale of REMEC Defense & Space, retention bonuses and severance payments), (iv) the cash exercise of fully vested and accelerated stock options and RSUs and (v) the effect of a $177 million cash distribution in the Redemption as if these events occurred on April 29, 2005.

	Pro Forma Adjustments for the Sale of REMEC Defense & Space
	Merger consideration and related costs	Historical costs of assets sold and liabilities relieved	Exercise of fully vested stock options & RSU’s	Exercise of accelerated stock options	Redemption of redeemable stock issued in Reclassification	Total Pro Forma Adjustments for the Sale of Defense & Space (a)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$249,675	$(2)	$3,677	$1,347	$(177,000)	$77,697
Accounts receivable, net	—	(13,747)	—	—	—	(13,747)
Inventories, net	—	(9,722)	—	—	—	(9,722)
Other current assets	—	(177)	—	—	—	(177)

Total current assets	249,675	(23,648)	3,677	1,347	(177,000)	54,051
Property, plant and equipment, net	—	(14,650)	—	—	—	(14,650)
Goodwill, net	—	(3,018)	—	—	—	(3,018)

	$249,675	$(41,316)	$3,677	$1,347	$(177,000)	$36,383

Current liabilities:
Accounts payable	—	(9,604)	—	—	—	(9,604)
Accrued expenses and other current liabilities	27,762	(6,207)	—	—	—	21,555

Total current liabilities	27,762	(15,811)	—	—	—	11,951
Deferred income taxes and other long-term liabilities	—	(879)	—	—	—	(879)

Effect on shareholders’ equity	$221,913	$(24,626)	$3,677	$1,347	$(177,000)	$25,311

b.	Reflects, as detailed below, the following pro forma adjustments: (i) the removal from our condensed consolidated balance sheet of the assets purchased and the liabilities assumed by Veritek and Samjor Family Limited Partnership in the EMS Transaction, the cash received as a result of the EMS Transaction, (ii) the accrual of $4.1 million of additional transaction and other certain liabilities arising as a result of the EMS Transaction (primarily for federal and state income taxes on the gain), as if these events occurred on April 29, 2005.

	Pro Forma Adjustments for the Sale of EMS Assets
	Total consideration and related costs	Historical costs of assets sold and liabilities relieved	Total Pro Forma Adjustments for the Sale of EMS Assets (b)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$18,078	$(1)	$18,077
Accounts receivable, net	—	(5,533)	(5,533)
Inventories, net	—	(6,800)	(6,800)
Other current assets	—	(33)	(33)

Total current assets	18,078	(12,367)	5,711

Property, plant and equipment, net	—	(2,092)	(2,092)
Other assets	—	(25)	(25)

	18,078	(14,484)	3,594

Liabilities and Equity
Current liabilities:
Accounts payable	—	(4,923)	(4,923)
Accrued expenses and other current liabilities	4,070	(551)	3,519

Total current liabilities	4,070	(5,474)	(1,404)

Deferred income taxes and other long-term liabilities	—	(15)	(15)

Effect on shareholders’ equity	$14,008	$(8,995)	$5,013

c.	These adjustments reflect the elimination of the revenue and direct costs of REMEC Defense & Space as if the sale of REMEC Defense & Space had occurred as of the beginning of the period presented.

d.	These adjustments reflect the elimination of the revenue and direct costs associated with the EMS assets sold to Veritek and Samjor Family Limited Partnership as if the transaction had occurred at the beginning of the period presented.

e.	REMEC anticipates recognizing a gain of approximately $192 million from the sale of REMEC Defense & Space.

f.	REMEC anticipates recognizing a gain of approximately $5 million from the EMS Transaction, excluding the effect of post closing adjustments and contingent additional quarterly payments from Veritek, if any.

(c) Exhibits.

The following exhibits are filed with this Current Report:

Exhibit No.	Description
2.1	Asset Purchase Agreement between REMEC, Inc., Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership dated July 1, 2005 (Exhibits and Schedules Omitted)*

99.1	Press Release, dated July 5, 2005**

*	Incorporated by reference to Exhibit No. 2.1 to REMEC, Inc.’s Form 8-K filed with the Securities and Exchange Commission on July 5, 2005.
**	Incorporated by reference to Exhibit No. 99.1 to REMEC, Inc.’s Form 8-K filed with the Securities and Exchange Commission on July 5, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEC, INC.

Date: July 8, 2005	By:	/s/ Donald J. Wilkins
Donald J. Wilkins
Senior Vice President General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement between REMEC, Inc., Veritek Manufacturing Services, LLC and Samjor Family Limited Partnership dated July 1, 2005 (Exhibits and Schedules Omitted)*

99.1	Press Release, dated July 5, 2005**

*	Incorporated by reference to Exhibit No. 2.1 to REMEC, Inc.’s Form 8-K filed with the Securities and Exchange Commission on July 5, 2005.
**	Incorporated by reference to Exhibit No. 99.1 to REMEC, Inc.’s Form 8-K filed with the Securities and Exchange Commission on July 5, 2005.